Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS THIRD QUARTER 2022 RESULTS;
QUARTERLY DIVIDEND OF $0.72 PER SHARE

	Third Quarter Results				Year to Date Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
	Q3 2022	Q3 2021	Q3 2022	Q3 2021	YTD 2022	YTD 2021	YTD 2022	YTD 2021
Net Revenues ($ mm)	$576.9	$823.6	$583.2	$831.6	$1,930.7	$2,173.7	$1,948.9	$2,192.7
Operating Income ($ mm)	$130.4	$245.2	$136.6	$261.8	$485.9	$646.4	$504.7	$673.9
Net Income Attributable to Evercore Inc. ($ mm)	$82.4	$159.5	$95.2	$188.3	$336.1	$444.3	$376.3	$504.9
Diluted Earnings Per Share	$2.03	$3.74	$2.20	$3.96	$8.18	$10.19	$8.52	$10.41
Compensation Ratio	61.7%	59.1%	61.0%	58.5%	60.8%	59.3%	60.3%	58.8%
Operating Margin	22.6%	29.8%	23.4%	31.5%	25.2%	29.7%	25.9%	30.7%
Effective Tax Rate	30.8%	24.0%	27.4%	25.6%	23.2%	21.0%	22.8%	22.8%

Business and Financial Highlights	■
Third Quarter and Year-to-Date Net Revenues were $576.9 million and $1.9 billion, respectively, on a U.S. GAAP basis and $583.2 million and $1.9 billion, respectively, on an Adjusted basis, decreasing on both a U.S. GAAP and an Adjusted basis versus 2021; our results represent the second best Third Quarter and September Year-to-Date Net Revenues on both a U.S. GAAP and an Adjusted basis

	■	Evercore advised STORE Capital on its $14 billion sale to GIC and Oak Street, which was one of the top 10 largest M&A deals in the U.S. and the second largest REIT deal year-to-date

	■	Evercore was a bookrunner on the largest IPO year-to-date, Corebridge Financial, for $1.7 billion

	■	Evercore Private Funds Group ranked #1 in multiple categories in Preqin's 2022 Service Providers Report for its fundraising efforts in the private equity, private debt, and infrastructure space

	■	We added several senior bankers to our U.S. Financial Sponsors Group, which provides resources and capabilities to enhance our sponsor coverage

■
Evercore ISI recognized as the top independent research firm in the Institutional Investor All-America Equity Research team rankings for the ninth straight year and ranked #1 among all firms for analysts on a weighted basis

Talent	■	We have hired seven Advisory Senior Managing Directors in 2022, most recently announcing Alexander Krolick in the Private Capital Markets Group to lead and expand our Infrastructure and Energy debt advisory activities. Of the seven, one Advisory Senior Managing Director is committed to join later in 2022, contributing to our European business

	■	In addition, a Senior Advisor is committed to join later in 2022, who will bring new expertise and capabilities to the franchise

Capital Return	■	Quarterly dividend of $0.72 per share

	■	Returned $565.3 million to shareholders during the first nine months of 2022 through dividends and repurchases of 3.9 million shares at an average price of $118.28

NEW YORK, October 26, 2022 – Evercore Inc. (NYSE: EVR) today announced its results for the third quarter ended September 30, 2022.

LEADERSHIP COMMENTARY

John S. Weinberg, Chairman and Chief Executive Officer, "Evercore continues to perform well in the current, challenging environment. Our diverse capabilities allow us to advise and assist our clients throughout the cycle. We remain steadfast in our commitment to providing the highest level of client service."

Roger C. Altman, Founder and Senior Chairman, "Evercore continues to expand, adding talented newcomers and broadening our platform, as we consistently do. Business conditions may be softer than they were last year at this time, but our performance is still solid. And, our medium and long term growth outlook, and our competitive position, remain strong."

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

Evercore's business results are categorized into two segments: Investment Banking and Investment Management. Investment Banking includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates. See pages A-2 to A-9 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Special Charges, Including Business Realignment Costs, have been excluded from Adjusted Net Income Attributable to Evercore Inc. These charges in 2022 relate to charges associated with the prepayment of the Company's $67 million aggregate principal amount of its 5.23% Series B senior notes, originally due March 30, 2023 (the "Series B Notes"), during the second quarter, as well as certain professional fees related to the ongoing liquidation of the Company's operations in Mexico.

The gain on the sale of a portion of the Company's interests in ABS in the first quarter of 2022 has been excluded from Adjusted Net Revenues.

Evercore's Adjusted Diluted Shares Outstanding for the three and nine months ended September 30, 2022 were higher than U.S. GAAP, as a result of the inclusion of certain Evercore LP Units and Unvested Restricted Stock Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three and nine months ended September 30, 2021 are included in pages A-2 to A-9.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-5 to A-7 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2022	September 30, 2021	% Change	September 30, 2022	September 30, 2021	% Change
	(dollars in thousands)
Investment Banking:
Advisory Fees	$488,224	$708,333	(31%)	$1,689,033	$1,781,065	(5%)
Underwriting Fees	28,697	54,381	(47%)	78,519	181,686	(57%)
Commissions and Related Revenue	49,200	46,763	5%	152,583	151,014	1%
Investment Management:
Asset Management and Administration Fees	15,641	16,960	(8%)	48,724	48,092	1%
Other Revenue, net	(4,825)	(2,882)	(67%)	(38,151)	11,873	NM
Net Revenues	$576,937	$823,555	(30%)	$1,930,708	$2,173,730	(11%)

	Three Months Ended			Nine Months Ended
	September 30, 2022	September 30, 2021	% Change	September 30, 2022	September 30, 2021	% Change
Total Number of Fees from Advisory Client Transactions(1)	229	257	(11%)	494	586	(16%)
Total Number of Fees of at Least $1 million from Advisory Client Transactions(1)	99	130	(24%)	285	349	(18%)

Total Number of Underwriting Transactions	11	28	(61%)	34	98	(65%)
Total Number of Underwriting Transactions as a Bookrunner	11	26	(58%)	29	82	(65%)

1.Includes Advisory and Underwriting Transactions.

	As of September 30,
	2022	2021	% Change
Assets Under Management ($ mm)(1)
Wealth Management(2)	$9,986	$11,316	(12%)
Total Assets Under Management	$9,986	$11,316	(12%)

1. Assets Under Management reflect end of period amounts from our consolidated Wealth Management business.
2. Assets Under Management includes Evercore assets which are managed by Evercore Wealth Management of $0.3 million and $76.3 million as of September 30, 2022 and 2021, respectively.

Advisory Fees – Third quarter Advisory Fees decreased $220.1 million, or 31%, year-over-year, reflecting a decrease in the number of Advisory fees earned and a decline in revenue earned from large transactions during the third quarter of 2022. Year-to-date Advisory Fees decreased $92.0 million, or 5%, year-over-year, reflecting a decrease in the number of Advisory fees earned.

Underwriting Fees – Third quarter Underwriting Fees decreased $25.7 million, or 47%, year-over-year, and year-to-date Underwriting Fees decreased $103.2 million, or 57%, year-over-year. The decrease principally reflects a decrease in the number of transactions we participated in due to the decline in overall market issuances.

Commissions and Related Revenue – Third quarter Commissions and Related Revenue increased $2.4 million, or 5%, year-over-year, primarily reflecting higher trading volumes and increased revenues from research subscriptions. Year-to-date Commissions and Related Revenue increased $1.6 million, or 1%, year-over-year, primarily reflecting increased revenues from research subscriptions.

Asset Management and Administration Fees – Third quarter Asset Management and Administration Fees decreased $1.3 million, or 8%, year-over-year, driven by a decrease in fees from Wealth Management clients as associated AUM decreased 12%, primarily from market depreciation. Year-to-date Asset Management and Administration Fees increased $0.6 million, or 1%, year-over-year, driven by an increase in fees from Wealth Management clients.

Other Revenue – Third quarter Other Revenue, net, decreased $1.9 million, or 67%, year-over-year, primarily reflecting lower performance of our investment funds portfolio due to the overall market decline. The portfolio is used as an economic hedge against our deferred cash compensation program. Year-to-date Other Revenue, net, decreased $50.0 million, year-over-year, primarily reflecting a shift from gains of $15.8 million to losses of $39.0 million on our investment funds portfolio due to the overall market decline. The decrease was also driven by a $4.4 million gain on the redemption of the G5 debt security in the second quarter of 2021. This was partially offset by a $1.3 million gain on the sale of a portion of our interests in ABS during the first quarter of 2022.

Expenses

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2022	September 30, 2021	% Change	September 30, 2022	September 30, 2021	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$355,794	$486,471	(27%)	$1,174,500	$1,289,659	(9%)
Compensation Ratio	61.7%	59.1%		60.8%	59.3%
Non-Compensation Costs	$90,744	$83,377	9%	$269,731	$229,143	18%
Non-Compensation Ratio	15.7%	10.1%		14.0%	10.5%
Special Charges, Including Business Realignment Costs	$—	$8,554	NM	$532	$8,554	(94%)

Employee Compensation and Benefits – Third quarter Employee Compensation and Benefits decreased $130.7 million, or 27%, year-over-year, reflecting a compensation ratio of 61.7% for the quarter versus 59.1% for the prior year period. The decrease in Employee Compensation and Benefits compared to the prior year period principally reflects a lower accrual for incentive compensation tied to lower revenue, partially offset by higher base salaries and higher amortization of prior period deferred compensation awards. Year-to-date Employee Compensation and Benefits decreased $115.2 million, or 9%, year-over-year, reflecting a year-to-date compensation ratio of 60.8% versus 59.3% for the prior year period. The decrease in Employee Compensation and Benefits compared to the prior year period principally reflects a lower accrual for incentive compensation tied to lower revenue, partially offset by higher base salaries and higher amortization of prior period deferred compensation awards. The Compensation Ratio was also impacted by the lower performance of our investment funds portfolio during the current year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Third quarter Non-Compensation Costs increased $7.4 million, or 9%, year-over-year, primarily driven by an increase in travel and related expenses, as travel began to resume during the fourth quarter of 2021, as well as higher professional fees. The third quarter Non-Compensation ratio of 15.7% increased from 10.1% for the prior year period. Year-to-date Non-Compensation Costs increased $40.6 million, or 18%, year-over-year, primarily driven by an increase in travel and related expenses, as travel began to resume during the fourth quarter of 2021, as well as higher professional fees. The year-to-date Non-Compensation ratio of 14.0% increased from 10.5% for the prior year period.

Special Charges, Including Business Realignment Costs – Year-to-date 2022 Special Charges, Including Business Realignment Costs, relate to charges associated with the prepayment of the Company's Series B Notes during the second quarter, as well as certain professional fees related to the ongoing liquidation of the Company's operations in Mexico.

Third quarter and year-to-date 2021 Special Charges, Including Business Realignment Costs, relate to the write-down of certain assets associated with a legacy private equity investment relationship which, consistent with the Company's investment strategy, the Company decided to wind down during the third quarter of 2021.

Effective Tax Rate

The third quarter effective tax rate was 30.8% versus 24.0% for the prior year period. The year-to-date effective tax rate was 23.2% versus 21.0% for the prior year period. The effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The year-to-date provision for income taxes reflects an additional tax benefit of $19.7 million versus $17.4 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-9 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-5 to A-7 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2022	September 30, 2021	% Change	September 30, 2022	September 30, 2021	% Change
	(dollars in thousands)
Investment Banking:
Advisory Fees(1)	$488,675	$708,897	(31%)	$1,690,022	$1,782,347	(5%)
Underwriting Fees	28,697	54,381	(47%)	78,519	181,686	(57%)
Commissions and Related Revenue	49,200	46,763	5%	152,583	151,014	1%
Investment Management:
Asset Management and Administration Fees(2)	17,217	20,077	(14%)	54,548	56,909	(4%)
Other Revenue, net	(637)	1,511	NM	(26,749)	20,768	NM
Net Revenues	$583,152	$831,629	(30%)	$1,948,923	$2,192,724	(11%)

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Luminis and Seneca Evercore of $0.5 million and $1.0 million for the three and nine months ended September 30, 2022, respectively, and $0.6 million and $1.3 million for the three and nine months ended September 30, 2021, respectively.

2. Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Atalanta Sosnoff and ABS of $1.6 million and $5.8 million for the three and nine months ended September 30, 2022, respectively, and $3.1 million and $8.8 million for the three and nine months ended September 30, 2021, respectively.

See page 4 for additional business metrics.

Advisory Fees – Third quarter adjusted Advisory Fees decreased $220.2 million, or 31%, year-over-year, reflecting a decrease in the number of Advisory fees earned and a decline in revenue earned from large transactions during the third quarter of 2022. Year-to-date adjusted Advisory Fees decreased $92.3 million, or 5%, year-over-year, reflecting a decrease in the number of Advisory fees earned.

Underwriting Fees – Third quarter Underwriting Fees decreased $25.7 million, or 47%, year-over-year, and year-to-date Underwriting Fees decreased $103.2 million, or 57%, year-over-year. The decrease principally reflects a decrease in the number of transactions we participated in due to the decline in overall market issuances.

Commissions and Related Revenue – Third quarter Commissions and Related Revenue increased $2.4 million, or 5%, year-over-year, primarily reflecting higher trading volumes and increased revenues from research subscriptions. Year-to-date Commissions and Related Revenue increased $1.6 million, or 1%, year-over-year, primarily reflecting increased revenues from research subscriptions.

Asset Management and Administration Fees – Third quarter adjusted Asset Management and Administration Fees decreased $2.9 million, or 14%, year-over-year, primarily attributed to a 49% decrease in equity in earnings of affiliates, driven by lower income earned by ABS, principally reflecting a decrease in our ownership following the sale of a portion of our interests during the first quarter. The decrease was also driven by a decrease in fees from Wealth Management clients, as associated AUM decreased 12%, primarily from market depreciation. Year-to-date adjusted Asset Management and Administration Fees decreased $2.4 million, or 4%, year-over-year, primarily attributed to a 34% decrease in equity in earnings of affiliates, driven by lower income earned by ABS, principally reflecting a decrease in our ownership following the sale of a portion of our interests during the first quarter. This was partially offset by an increase in fees from Wealth Management clients.

Other Revenue – Third quarter adjusted Other Revenue, net, decreased $2.1 million, year-over-year, primarily reflecting lower performance of our investment funds portfolio due to the overall market decline. The portfolio is used as an economic hedge against our deferred cash compensation program. Year-to-date adjusted Other Revenue, net, decreased $47.5 million, year-over-year, primarily reflecting a shift from gains of $15.8 million to losses of $39.0 million on our investment funds portfolio due to the overall market decline.

Adjusted Expenses

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2022	September 30, 2021	% Change	September 30, 2022	September 30, 2021	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$355,794	$486,471	(27%)	$1,174,500	$1,289,659	(9%)
Compensation Ratio	61.0%	58.5%		60.3%	58.8%
Non-Compensation Costs	$90,744	$83,377	9%	$269,731	$229,136	18%
Non-Compensation Ratio	15.6%	10.0%		13.8%	10.4%

Employee Compensation and Benefits – Third quarter adjusted Employee Compensation and Benefits decreased $130.7 million, or 27%, year-over-year, reflecting a compensation ratio of 61.0% for the quarter versus 58.5% for the prior year period. The decrease in Employee Compensation and Benefits compared to the prior year period principally reflects a lower accrual for incentive compensation tied to lower revenue, partially offset by higher base salaries and higher amortization of prior period deferred compensation awards. Year-to-date adjusted Employee Compensation and Benefits decreased $115.2 million, or 9%, year-over-year, reflecting a year-to-date adjusted compensation ratio of 60.3% versus 58.8% for the prior year period. The decrease in Employee Compensation and Benefits compared to the prior year period principally reflects a lower accrual for incentive compensation tied to lower revenue, partially offset by higher base salaries and higher amortization of prior period deferred compensation awards. The adjusted Compensation Ratio was also impacted by the lower performance of our investment funds portfolio during the current year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Third quarter adjusted Non-Compensation Costs increased $7.4 million, or 9%, year-over-year, primarily driven by an increase in travel and related expenses, as travel began to resume during the fourth quarter of 2021, as well as higher professional fees. The third quarter adjusted Non-Compensation ratio of 15.6% increased from 10.0% for the prior year period. Year-to-date adjusted Non-Compensation Costs increased $40.6 million, or 18%, year-over-year, primarily driven by an increase in travel and related expenses, as travel began to resume during the fourth quarter of 2021, as well as higher professional fees. The year-to-date adjusted Non-Compensation ratio of 13.8% increased from 10.4% for the prior year period.

Adjusted Effective Tax Rate

The third quarter adjusted effective tax rate was 27.4% versus 25.6% for the prior year period. The year-to-date adjusted effective tax rate was 22.8%, flat versus the prior year period. The adjusted effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The year-to-date adjusted provision for income taxes for 2022 reflects an additional tax benefit of $20.2 million versus $18.5 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Liquidity

The Company continues to maintain a strong balance sheet. As of September 30, 2022, cash and cash equivalents were $473.1 million, investment securities and certificates of deposit were $1.3 billion and current assets exceeded current liabilities by $1.5 billion. Amounts due related to the Notes Payable were $369.3 million at September 30, 2022.

Headcount

As of September 30, 2022 and 2021, the Company employed approximately 2,160 and 1,950 people, respectively, worldwide.

As of September 30, 2022 and 2021, the Company employed 169(1) and 152(2) total Senior Managing Directors, respectively, in its Investment Banking business, of which 130(1) and 112(2), respectively, were Advisory Senior Managing Directors.

(1) Senior Managing Director headcount as of September 30, 2022, adjusted to include one additional Advisory Senior Managing Director committed to join in the fourth quarter of 2022.
(2) Senior Managing Director headcount as of September 30, 2021, adjusted to include one Advisory Senior Managing Director that joined in October 2021 and three additional Advisory Senior Managing Directors that joined in the fourth quarter of 2021.

Deferred Compensation

Year-to-date, the Company granted to certain employees approximately 3.0 million unvested restricted stock units ("RSUs") (including 2.5 million granted in conjunction with the 2021 bonus awards) with a grant date fair value of approximately $365.9 million.

In addition, during the first quarter of 2022, the Company granted approximately $124 million of deferred cash awards to certain employees, related to our deferred cash compensation program, principally pursuant to 2021 bonus awards.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $94.1 million and $281.6 million for the three and nine months ended September 30, 2022, respectively, and $84.6 million and $262.1 million for the three and nine months ended September 30, 2021, respectively.

As of September 30, 2022, the Company had approximately 5.8 million unvested RSUs with an aggregate grant date fair value of $652.5 million. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of September 30, 2022, the Company expects to pay an aggregate of $292.1 million related to our deferred cash compensation program at various dates through 2026, subject to certain vesting events. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

Capital Return Transactions

On October 25, 2022, the Board of Directors of Evercore declared a quarterly dividend of $0.72 per share to be paid on December 9, 2022 to common stockholders of record on November 25, 2022.

During the third quarter, the Company repurchased approximately 17 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $93.64, and approximately 0.3 million shares at an average price per share of $98.98 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 0.3 million shares were acquired at an average price per share of $98.71. Year-to-date, the Company repurchased approximately 1.0 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $127.41, and approximately 2.9 million shares at an average price per share of $115.18 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 3.9 million shares were acquired at an average price per share of $118.28.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, October 26, 2022, accessible via telephone and the Internet. Investors and analysts may participate in the live conference call by dialing (800) 343-4849 (toll-free domestic) or (203) 518-9856 (international); passcode: EVRQ322. Please register at least 10 minutes before the conference call begins.

A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:    Katy Haber
    Head of Investor Relations & ESG
InvestorRelations@Evercore.com

Media Contact:    Jamie Easton
    Head of Communications & External Affairs
    Communications@Evercore.com

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2021, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenues
Investment Banking:
Advisory Fees	$488,224	$708,333	$1,689,033	$1,781,065
Underwriting Fees	28,697	54,381	78,519	181,686
Commissions and Related Revenue	49,200	46,763	152,583	151,014
Asset Management and Administration Fees	15,641	16,960	48,724	48,092
Other Revenue, Including Interest and Investments	(637)	1,511	(25,455)	25,142
Total Revenues	581,125	827,948	1,943,404	2,186,999
Interest Expense(1)	4,188	4,393	12,696	13,269
Net Revenues	576,937	823,555	1,930,708	2,173,730

Expenses
Employee Compensation and Benefits	355,794	486,471	1,174,500	1,289,659
Occupancy and Equipment Rental	19,680	19,191	58,465	55,413
Professional Fees	29,294	24,851	81,207	67,859
Travel and Related Expenses	12,862	5,895	35,474	11,902
Communications and Information Services	15,333	14,082	45,745	42,191
Depreciation and Amortization	7,065	7,122	20,772	20,914
Execution, Clearing and Custody Fees	2,378	2,484	7,806	8,949
Special Charges, Including Business Realignment Costs	—	8,554	532	8,554
Acquisition and Transition Costs	—	—	—	7
Other Operating Expenses	4,132	9,752	20,262	21,908
Total Expenses	446,538	578,402	1,444,763	1,527,356

Income Before Income from Equity Method Investments and Income Taxes	130,399	245,153	485,945	646,374
Income from Equity Method Investments	2,027	3,681	6,813	10,099
Income Before Income Taxes	132,426	248,834	492,758	656,473
Provision for Income Taxes	40,790	59,712	114,134	137,871
Net Income	91,636	189,122	378,624	518,602
Net Income Attributable to Noncontrolling Interest	9,198	29,577	42,543	74,346
Net Income Attributable to Evercore Inc.	$82,438	$159,545	$336,081	$444,256

Net Income Attributable to Evercore Inc. Common Shareholders	$82,438	$159,545	$336,081	$444,256

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	39,114	39,467	39,375	40,492
Diluted	40,527	42,697	41,104	43,597

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$2.11	$4.04	$8.54	$10.97
Diluted	$2.03	$3.74	$8.18	$10.19

(1)Includes interest expense on long-term debt.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units, as well as Unvested Restricted Stock Units, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Exchange of Evercore LP Units into Class A Shares. The Adjusted results assume substantially all Evercore LP Units have been exchanged for Class A shares. Accordingly, the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of substantially all of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect their exchange into Class A shares.
2.Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
a.Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.
b.Gain on Sale of Interests in ABS. The gain on the sale of a portion of the Company's interests in ABS in the first quarter of 2022 is excluded from the Adjusted presentation.
c.Gain on Redemption of G5 Debt Security. The gain on the redemption of the G5 debt security in the second quarter of 2021 is excluded from the Adjusted presentation.
3.Special Charges, Including Business Realignment Costs. Expenses during 2022 that are excluded from the Adjusted presentation relate to charges associated with the prepayment of the Company's Series B Notes during the second quarter, as well as certain professional fees related to the ongoing liquidation of the Company's operations in Mexico. Expenses during 2021 that are excluded from the Adjusted presentation relate to the write-down of certain assets associated with a legacy private equity investment relationship which, consistent with the Company's investment strategy, the Company decided to wind down during the third quarter.
4.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
5.Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking Operating Income before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

6.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net Revenues - U.S. GAAP	$576,937	$823,555	$1,930,708	$2,173,730
Income from Equity Method Investments (1)	2,027	3,681	6,813	10,099
Interest Expense on Debt (2)	4,188	4,393	12,696	13,269
Gain on Sale of Interests in ABS (3)	—	—	(1,294)	—
Gain on Redemption of G5 Debt Security (4)	—	—	—	(4,374)
Net Revenues - Adjusted	$583,152	$831,629	$1,948,923	$2,192,724

Other Revenue, net - U.S. GAAP	$(4,825)	$(2,882)	$(38,151)	$11,873
Interest Expense on Debt (2)	4,188	4,393	12,696	13,269
Gain on Sale of Interests in ABS (3)	—	—	(1,294)	—
Gain on Redemption of G5 Debt Security (4)	—	—	—	(4,374)
Other Revenue, net - Adjusted	$(637)	$1,511	$(26,749)	$20,768

Operating Income - U.S. GAAP	$130,399	$245,153	$485,945	$646,374
Income from Equity Method Investments (1)	2,027	3,681	6,813	10,099
Pre-Tax Income - U.S. GAAP	132,426	248,834	492,758	656,473
Gain on Sale of Interests in ABS (3)	—	—	(1,294)	—
Gain on Redemption of G5 Debt Security (4)	—	—	—	(4,374)
Special Charges, Including Business Realignment Costs (5)	—	8,554	532	8,554
Acquisition and Transition Costs (6)	—	—	—	7
Pre-Tax Income - Adjusted	132,426	257,388	491,996	660,660
Interest Expense on Debt (2)	4,188	4,393	12,696	13,269
Operating Income - Adjusted	$136,614	$261,781	$504,692	$673,929

Provision for Income Taxes - U.S. GAAP	$40,790	$59,712	$114,134	$137,871
Income Taxes (7)	(4,545)	6,155	(1,805)	12,684
Provision for Income Taxes - Adjusted	$36,245	$65,867	$112,329	$150,555

Net Income Attributable to Evercore Inc. - U.S. GAAP	$82,438	$159,545	$336,081	$444,256
Gain on Sale of Interests in ABS (3)	—	—	(1,294)	—
Gain on Redemption of G5 Debt Security (4)	—	—	—	(4,374)
Special Charges, Including Business Realignment Costs (5)	—	8,554	532	8,554
Acquisition and Transition Costs (6)	—	—	—	7
Income Taxes (7)	4,545	(6,155)	1,805	(12,684)
Noncontrolling Interest (8)	8,199	26,399	39,195	69,111
Net Income Attributable to Evercore Inc. - Adjusted	$95,182	$188,343	$376,319	$504,870

Diluted Shares Outstanding - U.S. GAAP	40,527	42,697	41,104	43,597
LP Units (9)	2,650	4,840	3,078	4,871
Unvested Restricted Stock Units - Event Based (9)	12	12	12	12
Diluted Shares Outstanding - Adjusted	43,189	47,549	44,194	48,480

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$2.03	$3.74	$8.18	$10.19
Diluted Earnings Per Share - Adjusted	$2.20	$3.96	$8.52	$10.41

Operating Margin - U.S. GAAP	22.6%	29.8%	25.2%	29.7%
Operating Margin - Adjusted	23.4%	31.5%	25.9%	30.7%

Effective Tax Rate - U.S. GAAP	30.8%	24.0%	23.2%	21.0%
Effective Tax Rate - Adjusted	27.4%	25.6%	22.8%	22.8%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2022				Nine Months Ended September 30, 2022
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$488,224	$451	(1)	$488,675	$1,689,033	$989	(1)	$1,690,022
Underwriting Fees	28,697	—		28,697	78,519	—		78,519
Commissions and Related Revenue	49,200	—		49,200	152,583	—		152,583
Other Revenue, net	(5,603)	4,188	(2)	(1,415)	(40,066)	12,696	(2)	(27,370)
Net Revenues	560,518	4,639		565,157	1,880,069	13,685		1,893,754

Expenses:
Employee Compensation and Benefits	346,280	—		346,280	1,145,006	—		1,145,006
Non-Compensation Costs	87,319	—		87,319	259,705	—		259,705
Special Charges, Including Business Realignment Costs	—	—		—	532	(532)	(5)	—
Total Expenses	433,599	—		433,599	1,405,243	(532)		1,404,711

Operating Income (a)	$126,919	$4,639		$131,558	$474,826	$14,217		$489,043

Compensation Ratio (b)	61.8%			61.3%	60.9%			60.5%
Operating Margin (b)	22.6%			23.3%	25.3%			25.8%

	Investment Management Segment
	Three Months Ended September 30, 2022				Nine Months Ended September 30, 2022
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$15,641	$1,576	(1)	$17,217	$48,724	$5,824	(1)	$54,548
Other Revenue, net	778	—		778	1,915	(1,294)	(3)	621
Net Revenues	16,419	1,576		17,995	50,639	4,530		55,169

Expenses:
Employee Compensation and Benefits	9,514	—		9,514	29,494	—		29,494
Non-Compensation Costs	3,425	—		3,425	10,026	—		10,026
Total Expenses	12,939	—		12,939	39,520	—		39,520

Operating Income (a)	$3,480	$1,576		$5,056	$11,119	$4,530		$15,649

Compensation Ratio (b)	57.9%			52.9%	58.2%			53.5%
Operating Margin (b)	21.2%			28.1%	22.0%			28.4%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2021				Nine Months Ended September 30, 2021
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$708,333	$564	(1)	$708,897	$1,781,065	$1,282	(1)	$1,782,347
Underwriting Fees	54,381	—		54,381	181,686	—		181,686
Commissions and Related Revenue	46,763	—		46,763	151,014	—		151,014
Other Revenue, net	(2,559)	4,393	(2)	1,834	11,258	8,895	(2)(4)	20,153
Net Revenues	806,918	4,957		811,875	2,125,023	10,177		2,135,200

Expenses:
Employee Compensation and Benefits	476,217	—		476,217	1,261,063	—		1,261,063
Non-Compensation Costs	80,060	—		80,060	219,907	(7)	(6)	219,900
Total Expenses	556,277	—		556,277	1,480,970	(7)		1,480,963

Operating Income (a)	$250,641	$4,957		$255,598	$644,053	$10,184		$654,237

Compensation Ratio (b)	59.0%			58.7%	59.3%			59.1%
Operating Margin (b)	31.1%			31.5%	30.3%			30.6%

	Investment Management Segment
	Three Months Ended September 30, 2021				Nine Months Ended September 30, 2021
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$16,960	$3,117	(1)	$20,077	$48,092	$8,817	(1)	$56,909
Other Revenue, net	(323)	—		(323)	615	—		615
Net Revenues	16,637	3,117		19,754	48,707	8,817		57,524

Expenses:
Employee Compensation and Benefits	10,254	—		10,254	28,596	—		28,596
Non-Compensation Costs	3,317	—		3,317	9,236	—		9,236
Special Charges, Including Business Realignment Costs	8,554	(8,554)	(5)	—	8,554	(8,554)	(5)	—
Total Expenses	22,125	(8,554)		13,571	46,386	(8,554)		37,832

Operating Income (Loss) (a)	$(5,488)	$11,671		$6,183	$2,321	$17,371		$19,692

Compensation Ratio (b)	61.6%			51.9%	58.7%			49.7%
Operating Margin (b)	(33.0%)			31.3%	4.8%			34.2%

(a) Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Investment Banking
Net Revenues:
Investment Banking:
Advisory Fees	$488,224	$708,333	$1,689,033	$1,781,065
Underwriting Fees	28,697	54,381	78,519	181,686
Commissions and Related Revenue	49,200	46,763	152,583	151,014
Other Revenue, net	(5,603)	(2,559)	(40,066)	11,258
Net Revenues	560,518	806,918	1,880,069	2,125,023

Expenses:
Employee Compensation and Benefits	346,280	476,217	1,145,006	1,261,063
Non-Compensation Costs	87,319	80,060	259,705	219,907
Special Charges, Including Business Realignment Costs	—	—	532	—
Total Expenses	433,599	556,277	1,405,243	1,480,970

Operating Income (a)	$126,919	$250,641	$474,826	$644,053

Investment Management
Net Revenues:
Asset Management and Administration Fees	$15,641	$16,960	$48,724	$48,092
Other Revenue, net	778	(323)	1,915	615
Net Revenues	16,419	16,637	50,639	48,707

Expenses:
Employee Compensation and Benefits	9,514	10,254	29,494	28,596
Non-Compensation Costs	3,425	3,317	10,026	9,236
Special Charges, Including Business Realignment Costs	—	8,554	—	8,554
Total Expenses	12,939	22,125	39,520	46,386

Operating Income (Loss) (a)	$3,480	$(5,488)	$11,119	$2,321

Total
Net Revenues:
Investment Banking:
Advisory Fees	$488,224	$708,333	$1,689,033	$1,781,065
Underwriting Fees	28,697	54,381	78,519	181,686
Commissions and Related Revenue	49,200	46,763	152,583	151,014
Asset Management and Administration Fees	15,641	16,960	48,724	48,092
Other Revenue, net	(4,825)	(2,882)	(38,151)	11,873
Net Revenues	576,937	823,555	1,930,708	2,173,730

Expenses:
Employee Compensation and Benefits	355,794	486,471	1,174,500	1,289,659
Non-Compensation Costs	90,744	83,377	269,731	229,143
Special Charges, Including Business Realignment Costs	—	8,554	532	8,554
Total Expenses	446,538	578,402	1,444,763	1,527,356

Operating Income (a)	$130,399	$245,153	$485,945	$646,374

(a) Operating Income (Loss) excludes Income (Loss) from Equity Method Investments.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED NON-COMPENSATION COSTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended September 30, 2022
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$19,680	$—		$19,680
Professional Fees	29,294	—		29,294
Travel and Related Expenses	12,862	—		12,862
Communications and Information Services	15,333	—		15,333
Depreciation and Amortization	7,065	—		7,065
Execution, Clearing and Custody Fees	2,378	—		2,378
Other Operating Expenses	4,132	—		4,132
Total Non-Compensation Costs	$90,744	$—		$90,744

	Three Months Ended September 30, 2021
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$19,191	$—		$19,191
Professional Fees	24,851	—		24,851
Travel and Related Expenses	5,895	—		5,895
Communications and Information Services	14,082	—		14,082
Depreciation and Amortization	7,122	—		7,122
Execution, Clearing and Custody Fees	2,484	—		2,484
Other Operating Expenses	9,752	—		9,752
Total Non-Compensation Costs	$83,377	$—		$83,377

	Nine Months Ended September 30, 2022
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$58,465	$—		$58,465
Professional Fees	81,207	—		81,207
Travel and Related Expenses	35,474	—		35,474
Communications and Information Services	45,745	—		45,745
Depreciation and Amortization	20,772	—		20,772
Execution, Clearing and Custody Fees	7,806	—		7,806
Other Operating Expenses	20,262	—		20,262
Total Non-Compensation Costs	$269,731	$—		$269,731

	Nine Months Ended September 30, 2021
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$55,413	$—		$55,413
Professional Fees	67,859	—		67,859
Travel and Related Expenses	11,902	—		11,902
Communications and Information Services	42,191	—		42,191
Depreciation and Amortization	20,914	—		20,914
Execution, Clearing and Custody Fees	8,949	—		8,949
Acquisition and Transition Costs	7	(7)	(6)	—
Other Operating Expenses	21,908	—		21,908
Total Non-Compensation Costs	$229,143	$(7)		$229,136

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see pages A-2 to A-3.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.
(3)The gain on the sale of a portion of the Company's interests in ABS in the first quarter of 2022 is excluded from the Adjusted presentation.
(4)The gain resulting from the redemption of the G5 debt security in the second quarter of 2021 is excluded from the Adjusted presentation.
(5)Expenses during 2022 that are excluded from the Adjusted presentation relate to charges associated with the prepayment of the Company's Series B Notes during the second quarter, as well as certain professional fees related to the ongoing liquidation of the Company's operations in Mexico. Expenses during 2021 that are excluded from the Adjusted presentation relate to the write-down of certain assets associated with a legacy private equity investment relationship which, consistent with the Company's investment strategy, the Company decided to wind down during the third quarter.
(6)Professional fees incurred and costs related to transitioning acquisitions or divestitures are excluded from the Adjusted presentation.
(7)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(8)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(9)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.